CONFORMED COPY


                                  EXHIBIT 10.26

                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is made and entered into as of February 6, 2003, by and between Joe Thomas (the "Seller") and Gateway International Holdings, Inc., a Nevada corporation (the "Company"), with respect to 800,000 shares of the Company's common stock (the "Shares").

                                    RECITALS

      WHEREAS, Seller is the record and beneficial owner of the Shares, and desires to sell the Shares to the Company upon the terms and conditions set forth herein; and

      WHEREAS, the Company desires to purchase the Shares from the Seller.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   agreements  and
consideration herein contained, the parties agree as follows:

1.    PURCHASE AND SALE OF SHARES

      1.1 Transfer of Shares. Subject to the terms and conditions hereof, the Seller agrees to sell and deliver to the Company, and the Company agrees to purchase from the Seller, good and marketable title to the Shares, free and clear of all claims, liens, pledges, security interests, and similar encumbrances. Upon execution of this Agreement, the Seller shall deliver to the Company the stock certificates evidencing the Shares, duly endorsed for transfer or accompanied by appropriate stock powers.

      1.2 Purchase Price. Buyer shall pay to the Shareholder, as full and complete consideration for the Shares, the sum of Twenty-Four Thousand Dollars ($24,000) (the "Purchase Price"), payable in cash within thirty (30) days following the Company's receipt of the signed agreement. If consideration is not paid within 30 days from the date of this agreement, agreement is null and void.

2.    REPRESENTATIONS AND WARRANTIES OF SELLER

      The Seller hereby represents and warrants to the Company as follows:

      2.1 Title. The Seller (i) is the record and beneficial owner of the Shares; (ii) has full capacity, power, authority and right, and any approval required by law, if any, to make and enter into this Agreement and to sell, assign, transfer and deliver the Shares to the Company, and (iii) has good and marketable title to the Shares, free and clear of all claims, liens, security interests. Buyer acknowledges that the shares are restricted and will be delivered with a restricted legend and cannot be transferred. It is the buyers intent to cancel the shares.

      2.2 Authorization. The Seller has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Seller and is enforceable with respect to the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

      2.3 Disclosure. The Seller acknowledges that he has performed his own investigation regarding the Company and is not entering into this Agreement in reliance on any information provided to him by the Company.

3.    REPRESENTATIONS AND WARRANTIES OF COMPANY.

      The Company represents and warrants to the Seller as follows:

      3.1 Organization, Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently being conducted. The Company is duly qualified to do business and is in good standing in the states in which it conducts it's business.

      3.2 Authorization. The Company has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. The execution and delivery of this Agreement by the company, and the consummation of the transactions contemplated hereby by the Company in accordance with the terms hereof shall not conflict with or result in a breach of, violation of, or default under, (or constitute and event that with notice, lapse of time, or both, would constitute a breach of default under) any of the terms, conditions or provisions of the charter documents of the Company, any provision of the laws of the state of organization of the Company or the United States of America, or any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Company is a party or by which any of its assets or properties are bound.

4.    MISCELLANOUS.

      4.1 Expenses and Taxes. Each party shall bear and pay its own expenses, including legal, accounting and other professional fees, and taxes incurred in connection with the transactions referred to in this Agreement. The party responsible under applicable law shall bear and pay in their entirety all other taxes and registration and transfer fees, if any, payable by reason of the sale and conveyance of the Shares. Each party will cooperate to the extent practicable in minimizing all taxes and fees levied by reason of the sale or assignment of the Shares.

      4.2 Entire Agreement; Modifications; Waiver. This Agreement, together with the related agreements or certificates referenced herein, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

      4.3 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the constructing or interpretation of any provision of this Agreement.

      4.4 Section References. Unless otherwise noted, all section references herein are to sections of this Agreement.

      4.5 Law Governing. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to its choice-of-laws or conflicts-of-law rules.

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, all as of date first above written.

Seller                                           Gateway International

/s/ Joe Thomas                                   By:  /s/ Larry Consalvi
-----------------                                -------------------------
Joe Thomas                                       Name:  Larry Consalvi
                                                 Title:  C.E.O.
2/6/2003